EXHIBIT A

JOINT FILING AGREEMENT

This Joint Filing Agreement, dated as of February 27, 2024, is made by and among the persons named below. In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value $0.0001 per share, of Apollomics Inc., a corporation incorporated in the Cayman Islands, and further agree that this Joint Filing Agreement be included as Exhibit A to such Schedule 13G. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the date and year first above written.

Alpha Intelligence Enterprises Limited

By:	/s/ Yu Wang
	Name:	Yu Wang
	Title:	Director

Shanghai Yuqi Technology Partnership (Limited Partnership)

By:	/s/ Kexiang Zhou
	Name:	Kexiang Zhou
	Title:	Representative of Managing Partner

China Merchant Bank International Financial Holding (Shenzhen) Ltd.

By:	/s/ Kexiang Zhou
	Name:	Kexiang Zhou
	Title:	Director

CMB Financial Holding (Shenzhen) Co., Ltd.

By:	/s/ Kexiang Zhou
	Name:	Kexiang Zhou
	Title:	Director

CMB International Capital Corporation Limited

By:	/s/ Ju Zhao
	Name:	Ju Zhao
	Title:	Director

CMB International Capital Holdings Corporation Limited

By:	/s/ Liang Wang
	Name:	Liang Wang
	Title:	Director

CMB Wing Lung Bank Limited

By:	/s/ Liang Wang
	Name:	Liang Wang
	Title:	Director

China Merchants Bank Co., Ltd.

By:	/s/ Liang Wang
	Name:	Liang Wang
	Title:	Director